Exhibit 10.2

AMENDMENT TO PRIVATE PLACEMENT UNITS PURCHASE AGREEMENT

This Amendment to Private Placement Units Purchase Agreement (the “Amendment”) is entered into as of January 7, 2026 by and between Silicon Valley Acquisition Corp., a Cayman Islands exempted company (the “Company”), and Silicon Valley Acquisition Sponsor LLC (the “Purchaser”) (each a “Party” and together the “Parties”). All defined terms not otherwise defined herein shall be as defined in the Private Placement Agreement (as defined below).

WHEREAS, the Company and Purchaser entered into a Private Placement Units Purchase Agreement, dated as of December 22, 2025 (the “Private Placement Agreement”);

WHEREAS, on January 5, 2026, the underwriters provided written notice to the Company that the underwriters were partially exercising their over-allotment option; and

WHEREAS, the Parties desire to amend the Private Placement Agreement, as permitted by Section 11.3 of the Private Placement Agreement, on the terms set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the promises and conditions of this Amendment, the Parties hereby agree as follows:

1. Recitals. The first recital of the Private Placement Agreement is hereby amended and restated as follows:

“WHEREAS, the Company desires to sell to the Purchaser on a private placement basis (the “Offering”) an aggregate of 425,000 Units (the “Units”) of the Company, each Unit comprised of one Class A ordinary share of the Company, par value $0.0001 per share and one-half of one redeemable warrant (the “Warrants”) to purchase one Class A ordinary share (the “Warrant Shares”) to be governed by the Warrant Agreement (as defined herein), for a purchase price of $4,250,000, or $10.00 per Unit.”

2. Private Placement. Section 1.1 of the Private Placement Agreement is hereby amended and restated as follows:

“1.1 Purchase and Issuance of the Units. For the aggregate sum of $4,250,000 (the “Purchase Price”), upon the terms and subject to the conditions of this Agreement, the Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Purchaser, on the Closing Date (as defined in Section 1.2) 425,000 Units at $10.00 per Unit.”

3. Miscellaneous Provisions.

(a) Counterparts; Electronic Signatures. This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” signed,” “signature,” and words of like import in this Amendment or in any other certificate, agreement or document related to this Amendment shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

(b) This Amendment is intended to be in full compliance with the requirements for an Amendment to the Private Placement Agreement as required by Section 11.3 of the Private Placement Agreement, and every defect in fulfilling such requirements for an effective amendment to the Private Placement Agreement is hereby ratified, intentionally waived and relinquished by all Parties hereto.

(c) Governing Law; Jurisdiction; Waiver of Jury Trial. This Amendment shall be governed by and construed in accordance with the laws of the State of New York for agreements made and to be wholly performed within such state. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Amendment and the Private Placement Agreement and the transactions contemplated hereby and by the Private Placement Agreement.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

Silicon Valley Acquisition Corp.

By:	/s/ Dan Nash
Name:	Dan Nash
Title:	Chief Executive Officer

Accepted and agreed this
7th day of January, 2026

Silicon Valley Acquisition Sponsor LLC

By:	/s/ Dan Nash
Name:	Dan Nash
Title:	Managing Member
Address:	228 Hamilton Avenue, 3rd Floor Palo Alto, California 94301

[Signature Page to Private Placement Unit Purchase Agreement (Sponsor)]